Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

Investor Relations Contact:    Company Contact:
Claire McAdams        Ronald Kisling, CFO
Headgate Partners LLC        Nanometrics Incorporated
530.265.9899, 530.265.9699 fax        408.545.6143, 408.521.9490 fax
email: claire@headgatepartners.com        email: rkisling@nanometrics.com

Nanometrics Reports First Quarter 2014 Financial Results

MILPITAS, Calif., April 29, 2014 — Nanometrics Incorporated (NASDAQ: NANO), a leading provider of advanced process control metrology and inspection systems, today announced financial results for its first quarter ended March 29, 2014.

First quarter Highlights

•	Record IMPULSE® Integrated Metrology revenues for Optical Critical Dimension (OCD) process control in high-volume foundry applications;

•	Record UniFire® revenues, with follow-on shipments for high-volume manufacturing in advanced 3D packaging and new customer acceptance for data storage;

•	New qualifications of Atlas® systems for OCD process control for advanced 14nm and early 10nm process development for FinFET logic devices; and

•	Delivery of a SPARK™ advanced macro inspection system for rapid screening and characterization of defects for advanced litho cluster control.

GAAP Results

	Q1 2014	Q4 2013	Q1 2013

Revenues	$ 51,576	$ 46,159	$ 24,552

Gross Profit	$ 24,149	$ 21,909	$ 10,486

Income (Loss) from Operations	$ 2,016	$ 1,292	$ (9,603)

Net Income (Loss)	$ 1,595	$ 556	$ (5,582)

Earnings (Loss) per Diluted Share	$ 0.07	$ 0.02	$ (0.24)

Non-GAAP Results

	Q1 2014	Q4 2013	Q1 2013

Gross Profit	$ 24,823	$ 22,579	$ 11,144

Income (Loss) from Operations	$ 2,798	$ 2,075	$ (8,747)

Net Income (Loss)	$ 2,095	$ 1,022	$ (5,032)

Earnings (Loss) per Diluted Share	$ 0.09	$ 0.04	$ (0.22)

A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements that are part of this release and on the investor page of Nanometrics' website. Non-GAAP results exclude the impact of amortization of acquired intangible assets.

Commenting on the company’s results, president and chief executive officer Dr. Timothy J. Stultz said, "First quarter revenues came in largely as expected, with earnings per share exceeding expectations at this revenue level. In the first quarter, our revenue growth primarily reflected significant OCD spending for 3D NAND and continued traction for our UniFire product line -- in both the advanced 3D packaging market as well as front-end adoption in the data storage market. As we look to the second quarter, we are seeing a considerable shift in the composition of our revenues, with NAND taking a pause, DRAM strengthening and logic revenues improving. Notably, in the second quarter we forecast a potential new record for our foundry business, and expect to achieve a more balanced mix of revenues among the top four semiconductor spenders than we have experienced at any time in our history. This outlook reflects the dynamic nature of industry spending patterns while also highlighting our market share gains and increasing penetration into pure-play foundries -- both of which are core strategic objectives for Nanometrics.

"As we look beyond the first half, recent reports by our customers and industry analysts suggest that the ramp in leading-edge 16nm FinFET foundry spending and additional deployments of 3D NAND capacity may be delayed into early 2015. While any such delays would impact a portion of our business pipeline for the second half, we continue to see a very strong growth year for Nanometrics in 2014, and are encouraged by continued technology investments by the world's leading semiconductor companies contributing to a positive outlook for 2015 as well."

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

First Quarter 2014 Summary
Revenues for the first quarter of 2014 were $51.6 million, up 12% from $46.2 million in the fourth quarter of 2013 and up 110% from $24.6 million in the first quarter of 2013. On a GAAP basis, gross margin was 46.8%, compared to 47.5% in the prior quarter and 42.7% in the year-ago period. Operating income was $2.0 million, compared to operating income of $1.3 million in the prior quarter and an operating loss of $9.6 million in the year-ago period. Net income was $1.6 million or $0.07 per diluted share, compared to net income of $0.6 million or $0.02 per diluted share in the prior quarter and a net loss of $5.6 million or $0.24 per share in the first quarter of 2013.

On a non-GAAP basis, which excludes amortization of acquired intangible assets, gross margin was 48.1% compared to 48.9% in the prior quarter and 45.4% in the year-ago period. Non-GAAP operating income for the first quarter was $2.8 million, compared to operating income of $2.1 million in the prior quarter and an operating loss of $8.7 million in the first quarter of 2013. Non-GAAP net income, which also adjusts for the income tax effect of non-GAAP adjustments, was $2.1 million or $0.09 per diluted share, compared to net income of $1.0 million or $0.04 per share in the prior quarter and a net loss of $5.0 million or $0.22 per share in the first quarter of 2013.
Balance Sheet Strength
At March 29, 2014, Nanometrics had $88.0 million in cash, cash equivalents and marketable securities and $147.6 million in working capital. Stockholders’ equity, excluding intangible assets, was $194.3 million, or $8.14 per share based on 23.9 million shares outstanding at quarter-end.
Business Outlook
Management expects total revenues for the second quarter of 2014 to be in the range of $47 to $51 million, with GAAP gross margin in the range of 46% to 49% and non-GAAP gross margin in the range of 47% to 50%. Management expects second quarter operating expenses to increase between $0.1 and $0.9 million from the first quarter, with GAAP earnings to range from ($0.04) to $0.06 per share and non-GAAP earnings to range from ($0.03) to $0.08 per share.
Conference Call Details
A conference call to discuss first quarter 2014 results will be held today at 4:30 p.m. EDT (1:30 p.m. PDT). To participate in the conference call, the dial-in numbers are (877) 374-4041 for domestic callers and (253) 237-1156 for international callers. A live and recorded webcast and supplemental financial information will be made available on the investor page of the Nanometrics website at www.nanometrics.com.
Use of Non-GAAP Financial Information
Financial results such as non-GAAP gross profit, gross margin, operating income, net income, and net income per share, which exclude certain expenses, charges and special items, were not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses non-GAAP financial results, which exclude acquisition-related expenses such as amortization of acquired intangibles and transaction costs, asset impairments including certain excess and obsolete inventory charges related to a discontinued product line, restructuring charges, and other unusual and infrequent items to evaluate the company’s ongoing performance and to enable comparison to other periods that did not include these unusual and infrequent items. The company believes the presentation of non-GAAP results is useful to investors for analyzing ongoing business trends, comparing performance to prior periods, and enhancing the investor’s ability to view the company’s results from management’s perspective. A table presenting a reconciliation of GAAP results to non-GAAP results is included at the end of this press release and is available on the investor page of the Nanometrics website at www.nanometrics.com.
About Nanometrics
Nanometrics is a leading provider of advanced, high-performance process control metrology and inspection systems used primarily in the fabrication of semiconductors and other solid-state devices, such as data storage components and discretes including high-brightness LEDs and power management components. Nanometrics’ automated and integrated metrology systems measure critical dimensions, device structures, overlay registration, topography and various thin film properties, including film thickness as well as optical, electrical and material properties. The company’s process control solutions are deployed throughout the fabrication process, from front-end-of-line substrate manufacturing, to high-volume production of semiconductors and other devices, to advanced wafer-scale packaging applications. Nanometrics’ systems enable advanced process control for device manufacturers, providing improved device yield at reduced manufacturing cycle time, supporting the accelerated product life cycles in the semiconductor market. The company maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on NASDAQ Global Select Market under the symbol NANO. Nanometrics’ website is http://www.nanometrics.com.
Forward Looking Statements
The statements in this press release under the caption “Business Outlook,” and in Dr. Stultz’s quote regarding the company’s expectations as to revenue, performance and financial results, are forward-looking statements. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, actual results could differ materially from these expectations due to a variety of factors, including timing of product acceptance, economic conditions, levels of industry spending, shifts in the timing of customer orders and product shipments, market adoption rates, changes in product mix, and changes in

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

operating expenses. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 28, 2013, as filed with the Securities and Exchange Commission on March 7, 2014, including under the caption “Risk Factors,” as well as other periodic reports filed with the SEC from time to time. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 29, 2014	December 28, 2013
ASSETS
Current assets:
Cash and cash equivalents	$38,833	$44,765
Marketable securities	49,204	48,097
Accounts receivable, net	32,417	31,436
Inventories	37,855	34,520
Inventories-delivered systems	2,249	6,901
Prepaid expenses and other	8,972	10,519
Deferred income tax assets	14,008	14,516
Total current assets	183,538	190,754

Property, plant and equipment, net	47,131	47,439
Goodwill	11,865	11,743
Intangible assets, net	7,139	7,864
Deferred income tax assets	4,345	4,338
Other assets	699	696
Total assets	$254,717	$262,834

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,409	$10,661
Accrued payroll and related expenses	8,200	7,853
Deferred revenue	11,542	21,749
Other current liabilities	8,185	7,936
Income taxes payable	557	758
Total current liabilities	35,893	48,957

Deferred revenue	3,310	3,718
Income taxes payable	599	1,171
Other long-term liabilities	1,645	1,615
Total liabilities	41,447	55,461

Stockholders’ equity:
Common stock	24	24
Additional paid-in capital	248,824	244,733
Accumulated deficit	(36,401)	(37,996)
Accumulated other comprehensive income	823	612
Total stockholders’ equity	213,270	207,373
Total liabilities and stockholders’ equity	$254,717	$262,834

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)
(Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Net revenues:
Products	$43,280	$13,079
Service	8,296	11,473
Total net revenues	51,576	24,552

Costs of net revenues:
Cost of products	21,639	7,960
Cost of service	5,114	5,448
Amortization of intangible assets	674	658
Total costs of net revenues	27,427	14,066
Gross profit	24,149	10,486

Operating expenses:
Research and development	8,314	7,447
Selling	7,373	6,932
General and administrative	6,338	5,512
Amortization of intangible assets	108	198
Total operating expenses	22,133	20,089
Income (loss) from operations	2,016	(9,603)

Other income (expense)
Interest income	14	25
Interest expense	(100)	(226)
Other expense, net	252	40
Total other income (expense), net	166	(161)

Income (loss) before income taxes	2,182	(9,764)
Provision for (benefit from) income taxes	587	(4,182)
Net income (loss)	$1,595	$(5,582)

Net income (loss) per share:
Basic	$0.07	$(0.24)
Diluted	$0.07	$(0.24)
Shares used in per share calculation:
Basic	23,711	23,341
Diluted	24,159	23,341

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Three Months Ended
	March 29, 2014	March 30, 2013
Cash flows from operating activities:
Net income (loss)	$1,595	$(5,582)
Reconciliation of net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	2,429	2,108
Stock-based compensation	1,634	1,457
Excess tax benefit from equity awards	—	367
Loss on disposal of fixed assets	—	12
Inventory write down	669	1,321
Deferred income taxes	519	(4,065)
Changes in fair value of contingent consideration	(5)	389
Changes in assets and liabilities:
Accounts receivable	(967)	1,268
Inventories	(3,142)	(5,631)
Inventories-delivered systems	4,652	750
Prepaid expenses and other	1,845	592
Accounts payable, accrued and other liabilities	(2,536)	(351)
Deferred revenue	(10,619)	(796)
Income taxes payable	(766)	(360)
Net cash used in operating activities	(4,692)	(8,521)

Cash flows from investing activities:
Maturities of marketable securities	7,000	10,111
Purchases of marketable securities	(8,410)	(11,292)
Purchases of property, plant and equipment	(2,193)	(997)
Net cash used in investing activities	(3,603)	(2,178)

Cash flows from financing activities:
Payments of contingent consideration	(100)	(133)
Repayments of debt obligations	—	(227)
Proceeds from sale of shares under employee stock option and purchase plans	3,115	1,598
Excess tax benefit from equity awards	—	(367)
Taxes paid on net issuance of stock awards	(659)	(86)
Repurchases of common stock	—	(5,000)
Net cash provided by (used in) financing activities	2,356	(4,215)
Effect of exchange rate changes on cash and cash equivalents	7	(656)
Net decrease in cash and cash equivalents	(5,932)	(15,570)
Cash and cash equivalents, beginning of period	44,765	62,915
Cash and cash equivalents, end of period	$38,833	$47,345

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Nanometrics Incorporated    Tel: 408.545.6000
1550 Buckeye Drive    Fax: 408.232.5910
Milpitas, CA 95035    www.nanometrics.com

NANOMETRICS INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 29,	December 28,	March 30,
	2014	2013	2013
Reconciliation of GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$24,149	$21,909	$10,486
Non-GAAP adjustments:
Amortization of intangible assets	674	670	658
Non-GAAP gross profit	$24,823	$22,579	$11,144

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss)
GAAP operating income (loss)	$2,016	$1,292	$(9,603)
Non-GAAP adjustments:
Amortization of intangible assets included in cost of revenues	674	670	658
Amortization of intangible assets included in operating expenses	108	113	198
Total non-GAAP adjustments to operating income (loss)	782	783	856
Non-GAAP operating income (loss)	$2,798	$2,075	$(8,747)

Reconciliation of GAAP net income (loss) to non-GAAP net income (loss)
GAAP net income (loss)	$1,595	$556	$(5,582)
Non-GAAP adjustments:
Total non-GAAP adjustments to non-GAAP operating income (loss)	782	783	856
Income tax effect of non-GAAP adjustments	(282)	(317)	(306)
Non-GAAP net income (loss)	$2,095	$1,022	$(5,032)

GAAP net income (loss) per diluted share	$0.07	$0.02	$(0.24)

Non-GAAP net income (loss) per diluted share	$0.09	$0.04	$(0.22)

Shares used in diluted net income (loss) per share calculation	24,159	23,913	23,341

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